Exhibit 10.8

[Cautionary Note: This Agreement has been translated into English from the original Chinese language version.]

Employment Contract

Pursuant to the Labor Law of the People’s Republic of China and other applicable laws and regulations and upon consultation on the basis of equality and free will, China Marketing Media Holdings, Inc. (hereinafter “Party A”) and Ms. Yifang Fu (hereinafter “Party B”) hereby enter into this contract providing for Party A’s employment of Party B as the Chief Financing Officer.

I. Term of Employment

The period of service starts from the 15th of December 2006 to the 28th of February 2007.  This agreement can be renewed by both parties upon its expiration.

II. Working hours

The working hours of Party B for Party A shall be at least eight hours each day, forty  hours each week.

III. Duties
1.	Party B shall perform his duties diligently and competently pursuant to the requirements for the position.
2.	Party A shall provide Party B with necessary working conditions according to applicable laws and regulations.

IV. Salary

1.	Party B’s monthly salary will be RMB 10,000 yuan (pretax income).
2.	The pay day of the monthly salary will be the eighth day of each month.
3.	Party B shall get the bonus in accordance with Party A’s premium system.

V. Confidentiality and Non-Competition

1.	Party B shall safeguard any intellectual property rights, business secrets, know-how of Party A.
2.
Upon the termination of the employment agreement, Party B shall return, but not limited to, manuals, memorandums, client directories, formulas, financial statements, and other materials that Party A has propriety rights to Party A.

3.	Party B shall not engage in any business or activity that is competitive with the business of Party A within one year after the termination of this contract.

VI. Amendment and Cancellation of the Contract

1.	The contract can be revised based on mutual written consent of both parties.
2.
Party B agreed to reimburse Party A for the entire amount of training expenses if the agreement is cancelled by Party B or cancelled by Party A for Party B’s breach of the agreement prior to seven hundred thirty (730) day anniversary with Party A.

3.	Either of the both parties shall make an announcement to the other party with a written notice 7 days before it raises the cancellation of the contract.

VIII. Miscellaneous

1.	This agreement takes effect on the date signed by both parties and will automatically expire when the contract ends.

2.	If any of the provisions of this contract conflicts with any other provisions of any other contracts, the provision shall supersede.

3.	This contract has two counterparts, one for Party A, one for Party B. This contract shall become effective upon execution by both parties. Both counterparts shall have equal legal effect.

IN WITNESS WHEREOF, the Parties have executed this Employment Contract.

Party A: China Marketing Media Holdings, Inc.

(Corporate Seal)

Authorized representative:

/s/ Bin Li

Date: December 15, 2006

Party B: Yifang Fu

/s/ Yifang Fu

Date: December 15, 2006